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                                                                    EXHIBIT 10.3

                                      LEASE

         THIS LEASE (the "Lease") is made and entered into as of the 6th day of July 1999, by and between HV 645 Harrison, Inc., a California corporation (the "Landlord"), and Linkshare Corporation, a Delaware corporation (the "Tenant").

1.       Premises

         (a) Subject to and upon the terms, covenants and conditions hereinafter set forth, Landlord leases to Tenant and Tenant rents from Landlord those certain premises as set forth in the Basic Lease Information attached hereto and as approximately shown on the plan attached hereto as Exhibit A (the "Premises") on the ground floor of the building located at 645 Harrison Street, San Francisco, California (the "Building").

         (b) Tenant shall accept the Premises and the Building in their "as-is" condition; provided, however, Landlord shall deliver the Premises in a broom clean condition with the lighting, electrical and plumbing in good operating condition. In addition Landlord shall repaint and recarpet the Premises with paint and carpet mutually agreeable; provided the cost shall not exceed $17,400. All alterations shall be performed in accordance with the terms of Section 9 below. Landlord acknowledges that Tenant is planning on demolishing non-load bearing walls in the Premises as part of its initial construction of improvements; and that Landlord shall not require the restoration of such walls at the end of the term of this Lease.

2.       Term

         This Lease shall be for the term commencing on the Commencement Date (provided Tenant shall have the right of access to the Premises upon the full execution of this Lease, which access shall be governed by the terms of this Lease, except the obligation to pay Base Rental) and expiring on the date that is 48 and 1/2 months following the Commencement Date, unless sooner terminated as provided herein (the "Term"). If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date specified herein as the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In that event, however, Tenant shall not be liable for any Base Rental or Additional Charges (as hereinafter defined) until Landlord delivers possession of the Premises to Tenant.

3.       Rent

         (a) Tenant shall pay to Landlord "Base Rental" throughout the Term in monthly installments as set forth in the Basic Lease Information attached hereto, due and payable upon the first day of each and every month during the Term, without any further notice from, or demand by Landlord and without any offset or deduction whatsoever, in lawful money of the United States of America, at the address set forth in the Basic Lease Information attached hereto or elsewhere as designated from time to time by Landlord's written notice to Tenant. Tenant shall also pay to
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Landlord all charges and other amounts whatsoever as provided in this Lease
("Additional Charges"); and such Additional Charges shall be payable to Landlord at the place where the Base Rental is payable and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rental. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Base Rental and Additional Charges for such fractional month shall be prorated on a daily basis.

         (b) Tenant recognizes that late payment of any Base Rental or Additional Charges will result in additional administrative expense to Landlord and will impair Landlord's ability to meet its obligations with respect to the Building and otherwise, the exact extent of which additional expense and impairment will be extremely difficult or impractical to determine. Tenant therefore agrees that if any Base Rental or Additional Charges remain unpaid for a period of five (5) days after the date the same is due, the amount of such unpaid Base Rental or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to ten percent (10%) of the amount of the past due Base Rental and/or Additional Charges. The amount of the late charge to be paid to Landlord by Tenant on any delinquent Base Rental and/or Additional Charges shall be reassessed and added to Tenant's obligation for each successive monthly period accruing after the date on which the late charge is initially imposed until such late charge and all delinquent Base Rental and Additional Charges have been paid in full by Tenant. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of any such late payment by Tenant. The provisions of this Paragraph 3(b) in no way relieve Tenant of the obligation to pay Base Rental or Additional Charges on or before the date on which they are due, nor do the terms of this Paragraph 3(b) in any way affect Landlord's remedies pursuant to Paragraph 18 in the event any Base Rental or Additional Charges are unpaid after the date due.

4. Additional Charges. For purposes of this Paragraph 4, the following terms shall have the meanings hereinafter set forth:

                  (i) "Base Year" shall mean the calendar year 2000.

                  (ii) "Taxes" shall mean all impositions, taxes, assessments (special or otherwise), and other governmental liens or charges of any kind or nature whatsoever, ordinary and extraordinary, foreseen and unforeseen, and any substitute therefor, including all taxes attributable in any manner to the Premises, the land on which the Premises is located or the rents (however the term may be defined) receivable therefrom or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner (except only those taxes of the following categories: any inheritance, estate succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Premises and/or the land on which it is located). Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce such Taxes.


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                  (iii) "Operating Costs" shall mean all costs incurred by
         Landlord in connection with owning, operating and maintaining the Building. Operating Costs shall not include capital costs incurred by Landlord that are not required to be made to the Building by law or for the health and safety of the occupants of the Building.

                  (iv) "Tenant's Share" shall mean 4.3%.

         (a) Commencing upon January 1, 2001, tenant shall pay to Landlord as Additional Charges, each month, an amount equal to Tenant's Share of any increase in Taxes and Operating Costs from the Base Year.

         (b) Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within 10 days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

5.       Security Deposit and Letter of Credit

         Tenant concurrently with the execution of this Lease, has deposited with Landlord the sum set forth in the Basic Lease Information attached hereto, the receipt of which is hereby acknowledged by Landlord as security for the faithful performance by Tenant of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may apply the security deposit, after the lapse of any applicable cure period, to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants and conditions contained herein or make any payment owing hereunder. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will, within thirty (30) days after the expiration hereof, promptly return the security deposit to Tenant or the last permitted assignee of Tenant's interest hereunder. Should Landlord use any portion of the security deposit to cure any default by Tenant hereunder, Tenant shall forthwith replenish the security deposit to the original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon the occurrence of any Events of Default (as defined in Paragraph 18 of this Lease) the security deposit shall become due and payable to Landlord to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such Event of Default.

6.       Use and Compliance with Laws

         (a) Tenant shall use and occupy the Premises for general office and for no other use or purpose.


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         (b) Tenant shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of such insurance or otherwise affect such insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by Tenant or Tenant's use of the Premises.

7.       Hazardous Substances

         Except for Hazardous Substances on or in the Premises as of the Commencement Date, Tenant will not cause, suffer or permit any Hazardous Substance (as hereinafter defined) to be brought, kept or stored within the Premises, and Tenant will not engage in or permit any other person to engage in any activity, operation or business upon the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any Hazardous Substance that would or could result in Tenant, Landlord, the Premises, or the Building to be subject to any law, statute, ordinance, or regulation or rule of common law pertaining to health, industrial hygiene, or the environment. Tenant shall be responsible for any violation of this Article 7 by any subtenant or other occupant of the Premises. The term "Hazardous Substance" shall include, without limitation those substances, materials and wastes that are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

8.       Utilities and Janitorial

         Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises based upon estimated usage of each tenant. Tenant, at Tenant's sole cost, shall be responsible for providing janitorial services to the Premises.

9.       Alterations

         Tenant shall not make any alternations, additions or improvements (collectively, "Alterations") in or to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who are reasonably acceptable to Landlord; and any Alterations, except for Tenant's movable furniture and equipment, at Landlord's election, shall immediately become Landlord's property and,


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at the end of the Term, shall remain on the Premises without compensation to
Tenant or, if Landlord shall elect, be removed by Tenant prior to the expiration date of this Lease. All Alterations shall be completed in compliance with all laws, codes, rules, and ordinances in effect at the time of such Alterations. In the event the making of any Alterations triggers any additional work to be performed to the Premises or the Building, such additional work shall be performed at Tenant's sole cost and expense. In the event Tenant fails to remove any Alterations required by Landlord to be removed, Landlord may remove such Alterations and Tenant shall be obligated to immediately reimburse Landlord for the cost therefor. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord, such approval not to be unreasonably withheld or delayed. Upon the expiration or sooner termination of the Term, Tenant shall upon written demand by Landlord (to be provided at the time such approval for Alterations is requested) and at Tenant's sole cost and expense, promptly remove any Alterations made by or for the account of Tenant that are designated by Landlord to be removed, and Tenant shall at its sole cost and expense, promptly repair and restore the Premises to its original condition.

10.      Repair

         (a) Tenant shall take good care of the Premises and, at Tenant's cost and expense, shall make all repairs and replacements to preserve the Premises in good working order and condition normal wear and tear and damage due to casualty excepting, except that Tenant shall not be required to make any such structural repairs or structural replacements unless necessitated or occasioned by the acts, omissions or negligence of Tenant, or any of its employees, contractors, agents or invitees, or by the manner of Tenant's use or occupancy of the Premises. Landlord shall not be liable for and there shall be no abatement of Base Rental or Additional Charges with respect to any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Landlord shall use its reasonable effort to perform any repairs, maintenance, alterations or improvements of things and in a manner so as to minimize any disturbance to Tenant. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

         (b) All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (i) at Tenant's sole cost and expense and at such time and in such manner as Landlord may reasonably designate, (ii) by contractors or mechanics reasonably approved by Landlord, (iii) so that same shall be at least equal in quality, value, and utility to the original work or installation, (iv) in accordance with the reasonable rules and regulations for the Building adopted by Landlord from time to time, and (v) in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises.


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11.      Liens

         Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable to it by Tenant on demand with interest at the maximum rate permitted by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises and the Building from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days' prior notice of commencement of any construction in the Premises.

12.      Assignment and Subletting

         (a) Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof (collectively, "Sublease") without Landlord's prior written consent in each instance, which consent may not be unreasonably withheld by Landlord.

         (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an Assignment or Sublease, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in, the following instances:

                  (i) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under this Lease or would be in default under this Lease but for the pendency of any grace or cure period under Paragraph 18 below;

                  (ii) if the proposed assignee or sublessee is a governmental agency;

                  (iii) if, in Landlord's judgment, the use of the Premises by the proposed assignee or sublessee would not be compatible to the types of use by other tenants in the Building, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, would result in more than a reasonable number of occupants per floor, would require unreasonable increased services by Landlord or would conflict with any so-called "exclusive" or percentage lease then in favor of another tenant of the Building;


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                  (iv) if, in Landlord's reasonable judgment, the financial
         strength of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

                  (v) if the Sublease would result in the division of the Premises into three or more units; or

                  (vi) if the proposed assignee or sublessee is an existing tenant of the Building or Landlord is currently marketing space in the Building to such proposed assignee or sublessee.

         (c) If Tenant desires at any time to enter into an Assignment or Sublease, it shall first give written notice ("Tenant's Notice") to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee or subtenant, (ii) the terms and provisions of the proposed Assignment or Sublease, and (iii) such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant.

         (d) If Landlord consents by delivery a written notice to Tenant, to an Assignment or a Sublease within fifteen (15) days of receipt of Tenant's Notice, Tenant may thereafter, within ninety (90) days after Landlord's consent, but not later than the expiration of said ninety (90) days, enter into such Assignment or Sublease, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 12(c).

         (e) In the case of an Assignment, fifty percent (50%) of any sums or other, economic consideration received by Tenant as a result of such Assignment shall be paid to Landlord, after deducting the cost to Tenant of any improvements made for such Assignment and the cost to Tenant of any broker fees in connection with such Assignment. In the case of a Sublease, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such Sublease shall be paid to Landlord after first deducting the rental due hereunder and after deducting the cost to Tenant of any improvements made for such Assignment and the cost to Tenant of any broker fees in connection with such Assignment, prorated to reflect only rental allocable to the sublet portion of the Premises.

         (f) Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Assignment or Sublease, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.


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         (g) No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 12 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Base Rental or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

         (h) Any sale or other transfer, including by consolidation, merger or reorganization of a majority of the voting stock of Tenant, if Tenant is a corporation, shall not be an Assignment for purposes of this Paragraph 12.

         (i) Each assignee of this Lease shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rental and Additional Charges, and for the performance of all the terms, covenants and conditions herein contained on Tenant's part to be performed. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

13.      Insurance and Indemnification

         (a) Except to the extent caused by the gross negligence of Landlord, Tenant agrees to defend, protect and indemnify Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including without limitation, penalties, fines and reasonable counsel fees and disbursements, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, or
(iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (iv) any sots, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, in, on or about the Premises or the Building, either prior to the commencement of, during, or after the expiration of the Term, including without limitation any acts, omissions or negligence in making or performing any Alterations. In the event any action or proceeding is brought against Landlord for any claim against which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole expense by counsel selected by Landlord. The provisions of this


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Paragraph 13 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         (b) Tenant shall procure at its cost and expense and keep in effect during the Term commercial general liability insurance including contractual liability with a minimum combined single limit of liability of Two Million Dollars ($2,000,000.00) or such greater amount as Landlord may reasonably specify from time to time by written notice to Tenant. Such insurance shall name Landlord and the current property manager of the Building as additional insured, shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Paragraph 13(b) shall in no way limit Tenant's liability under any of the other provisions of this Paragraph 13.

         (c) Landlord shall procure and keep in effect during the Term casualty insurance insuring the Building, excluding any improvements or Alterations made by Tenant, and Tenant shall pay Tenant's Share of the annual cost within thirty days after receipt of an invoice from Landlord.

14.      Waiver of Subrogation

         Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might otherwise have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

15.      Damage and Destruction

         If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within ninety (90) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force end effect except that Tenant shall be entitled to a proportionate reduction of Base Rental based upon the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises. Within twenty (20) days after the date of such damage,


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Landlord shall notify Tenant whether or not such repairs can be made within ninety (90) days after the date of such damage. If such repairs cannot be made within ninety (90) days from the date of such damage, Landlord and Tenant shall each have the option within thirty (30) days after the date of such damage to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. In case of termination, the Base Rental shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rental up to the date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage to the property of Tenant. Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California.

16.      Eminent Domain

         If any part of the Premises shall be taken or appropriated under the power of eminent domain such that the balance of the Premises is rendered unsuitable for its intended use, either party shall have the right to terminate this Lease at its option. If any part of the Building shall be taken or appropriated under power of eminent domain, Landlord may terminate this Lease at its option upon at least thirty (30) days notice to Tenant. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain provided, however, that Tenant may receive the portion of the sum paid by virtue of such proceedings to Tenant in its own right for relocation expenses and damage to Tenant's personal property. If a part of the Premises shall be so taken or appropriated and such taking or appropriation does not render the balances of the Premises unsuitable for its intended use or neither party hereto elects to terminate this Lease, and if the Premises have been damaged as a consequence of such partial taking or appropriation, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense. Thereafter, the Base Rental to be paid under this Lease for the remainder of the term shall be proportionately reduced, such reduction to be based upon the extent to which the partial taking or appropriation shall interfere with the business carried on by Tenant in the Premises. Notwithstanding anything to the contrary contained in this Paragraph 16, in the case of any temporary taking of any part of the Premises during the Term, this Lease shall be and remain unaffected by such temporary taking and Tenant shall continue to pay in full the Base Rental payable hereunder, and Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term.

17.      Right of Entry

         Landlord, or any of its agents, shall have the right to enter the Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed


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necessary for the safety, comfort, or preservation thereof, or of the Building, or to exhibit the Premises at any time within one hundred eight (180) days before the expiration of this Lease.

18.      Events of Default and Remedies

         (a) The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

                  (i) Tenant fails to pay any Base Rental under this Lease as and when such rent becomes due and payable and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

                  (ii) Tenant fails to pay any Additional Charges or other amount of money or charge payable by Tenant hereunder as and when such Additional Charges or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

                  (iii) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or broach; or

                  (iv) Tenant (A) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (B) makes an assignment for the benefit of its creditors, (C) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (D) takes action for the purpose of any of the foregoing; or

                  (v) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days,
         (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or

                  (vi) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

                  (vii) Tenant intentionally abandons the Premises.

         (b) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

                  (i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

                  (ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                  (iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                  (iv) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i),
         (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Paragraphs 3 and 4 hereof.

         (c) Notwithstanding the occurrence of an Event of Default, pursuant to California Civil Code ss. 1954.1, or any successor statute thereof, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this

Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

         (d) The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

         (e) All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Base Rental and Additional Charges. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Charges hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of Base Rental.

         (f) If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

19.      Right of Landlord to Perform

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Base Rental or Additional Charges. If Tenant shall fail to pay any sum of money, other than Base Rental or Additional Charges, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law, from the date of such payment by Landlord shall be payable as Additional Charges to Landlord on demand.

20.      Notices

         Any notices under this Lease shall be effective only if given in writing, sent by certified mail or delivered personally, (a) to Tenant (i) at the address designated for such notices in the Basic Lease Information attached hereto, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Premises if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, and (b) to Landlord at the address set forth in the Basic Lease Information, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 20. Any notice shall be deemed to have been given two (2) days after the date when it shall have been mailed or upon the date personal delivery is made. If Tenant is notified of the identity and address of any mortgagee, Tenant shall give to such mortgagee notice of any default by Landlord under the terms of this Lease in writing sent by certified mail, and such mortgagee shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to it.

21.      Quiet Enjoyment

         Upon the payment by Tenant of all Base Rental and Additional Charges due hereunder, and upon performance by Tenant of all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised, subject to all of the terms, covenants and conditions of this Lease.

22.      Subordination and Attornment

         (a) This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person or entity that acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord. Landlord shall use its reasonable efforts to obtain a non-disturbance agreement from any current lender.

         (b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

         (c) If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

23.      Tenant's Certificates

         From time to time upon not less than ten (10) days' prior written notice from Landlord, Tenant will execute and deliver to Landlord a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, that there have been modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rental and Additional Charges under this Lease have been paid, and (g) any other information that may reasonably be required by Landlord. It is intended that any such certificate of Tenant delivered pursuant to this Paragraph 23 may be relied upon by Landlord and any prospective purchaser or mortgagee of the Building or any portion thereof. Tenant's failure to execute and deliver such certificate to Landlord within ten (10) days of Landlord's written notice shall constitute a certification by Tenant (i) that Tenant has accepted the Premises, (ii) that there are no existing defenses against the enforcement of the obligations of Tenant under the Lease, and (iii) that there are no existing defaults by Landlord in the performance of its obligations under the Lease. In addition, Tenant's failure to execute and deliver such certificate to Landlord with ten
(10) days of Landlord's written notice shall constitute a certification by Tenant that the information required in (b), (c), (f) and (g) of this Paragraph 23 to be included in the certificate of Tenant is as indicated by Landlord in writing to any prospective purchaser or mortgagee of any part of the Building or the land upon which the Building is located, if such a writing is provided by Landlord as a result of Tenant's failure to timely provide a tenant's certificate pursuant to this Paragraph 23.

24.      Successors and Assigns

         Subject to the provisions of Paragraph 12, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

25.      Attorneys' Fees

         If either party defaults in the performance of any of the terms, covenants and conditions of this Lease and by reason thereof the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

26.      Waiver

         If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Base Rental or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Base Rental or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

27.      Surrender of Premises

         At the end of the Term or sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to same, by whomsoever made, in the same condition as received or first installed, damage by fire, earthquake, Act of God, or the elements alone excepted. Upon the termination of this Lease, Tenant shall repair any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord.

28.      Holding Over

         Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at a monthly Base Rental equal to two hundred percent (200%) of the Base Rental for last month of the Term of this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute an Event of Default and entitle Landlord to recover possession of the Premises in accordance with applicable law.

29.      Limitation of Liability

         Tenant agrees to look only to the equity of Landlord in the Premises and not to Landlord personally with respect to any obligations or payments due or which may become due from Landlord hereunder, and no other property or assets of Landlord or any partner, joint venturer, officer, director, shareholder, agent, or employee of Landlord, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's claims under or with respect to this Lease, and no partner, officer, director, agent or employee of Landlord shall be personally liable in any manner or to any extent under or in connection with this Lease. If at any time the holder of Landlord's interest hereunder is a partnership or joint venture, a deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

30.      Brokerage

         Tenant and Landlord each represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers set forth in the Basic Lease Information attached hereto and Tenant and Landlord agree to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this paragraph shall survive the expiration or termination of this Lease.

31.      Invalidity of Provision

         If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of California.

32.      Time of Essence

         It is understood and agreed between the parties that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

33.      Entire Agreement

         This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or prior or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:                                    TENANT:

HV 645 HARRISON, INC.,                       LINKSHARE CORPORATION
a California corporation                     a Delaware corporation

By:                                          By:
   -----------------------------------          --------------------------------
Its:                                         Its:
    ----------------------------------           -------------------------------

                               645 HARRISON STREET
                                      LEASE
                             Basic Lease Information

Date:                      July 6, 1999

LANDLORD:                  HV 645 Harrison, Inc.

Address:                   433 California Street, 7th Floor
                           San Francisco, California 94104

TENANT:                    Linkshare Corporation
                           645 Harrison Street
                           San Francisco, California 94107

 ................................................................................

Paragraph 1 Premises

            Rentable Area of Premises:    Approximately 5,800 rentable square
                                           feet
Paragraph 2 Term

            Fifty (50) and 1/2 months
            Commencement Date:            July 15, 1999
            Expiration Date:              September 30, 2003

Paragraph 3 Base Rental: July 15, 1999 - July 31, 1999:  $5,800.00
----------- -----------
                         August 1, 1999 - June 30, 2000: $11,600.00 per month
                         July 1, 2000 - June 30, 2001: $12,064.00 per month
                         July 1, 2001 - June 30, 2002: $12,546.56 per month
                         July 1, 2002 - September 30, 2003: $13,048.42 per month

Paragraph 5  Security Deposit:             $11,600.00
-----------  ----------------

Paragraph 31 Broker:           Landlord:   HC&M Commercial Properties, Inc.
------------ ------
                               Tenant:     Cushman & Wakefield

         The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of a conflict between any Basic Lease Information and the Lease, the Lease shall control.

LANDLORD:                                    TENANT:

HV 645 HARRISON, INC.,                       LINKSHARE CORPORATION
a California corporation                     a Delaware corporation


By:                                          By:
   ----------------------------------           --------------------------------
Its:                                         Its:
    ---------------------------------            -------------------------------

                                    SUBLEASE

         THIS SUBLEASE made as of the 13th day of July, 1999 between Wolf Shevack, Inc. d/b/a Partners & Shevack, a New York corporation, having an office at 101 West 40th Street, New York, New York 10018 ("Landlord"), and Linkshare Corporation, a Delaware Corporation, having an office at 215 Park Avenue South, New York, New York 10003, ("Tenant").

                                   WITNESSETH

         1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire rentable portion of the eighth floor (the "Demised Premises"), in the building known as 215 Park Avenue South, New York, New York 10003 (the "Building"), for a term (the "Term") to commence on July 1, 1999, subject to obtaining the consent of the Prime Landlord pursuant to Article 16, and to end on December 30, 2006 (the "Expiration Date") unless sooner terminated as hereinafter provided at an annual base rental rate ("Fixed Rent") of Three Hundred Ninety Thousand ($390,000.00) Dollars, Thirty-Two Thousand Five Hundred ($32,500.00) Dollars per month, from the Commencement Date to December 31, 2002, and Four Hundred Twenty Thousand ($420,000.00) Dollars, Thirty Five Thousand ($35,000.00) Dollars per month, from January 1, 2003 to December 30, 2006. If the Commencement Date shall occur on other than the first day of a month rent for that month shall be prorated. The Fixed Rent shall be paid in equal consecutive monthly installments as set forth above in advance on the first day of each calendar month during the Term, at Landlord's office hereinabove set forth or at such other place designated in writing by Landlord. The Fixed Rent is exclusive of electrical service charges which shall be provided by sub-meter. Simultaneously with the execution of this Sublease, Tenant has paid to Landlord the first monthly installment of Fixed Rent, receipt of which, subject to collection, is hereby acknowledged. Notwithstanding the foregoing if the Tenant is not in material default of its obligations hereunder beyond applicable notice and grace periods, it shall be entitled to a rental abatement of Fixed Rental from the Commencement Date until November 30, 1999.

         2. (a) This Sublease is a sublease with respect to the Demised Premises and is subject and subordinate to all of the terms, covenants and conditions of that certain Agreement of Lease ("Prime Lease") made as of October 8, 1998 between 215 Park Avenue South Associates L.P. as Landlord ("Prime Landlord") and Landlord, as tenant, a copy of which has been provided to Tenant, and which Tenant acknowledges receipt of. Except as specifically provided in, and to the extent not inconsistent with, the provisions of this Sublease, all of the terms, covenants and conditions of the Prime Lease, except Articles 24, 32, 42, 43, 45, and 48 thereof, shall be deemed incorporated herein. Notwithstanding the foregoing the following Articles shall be incorporated as modified:

                  Article 49(A), Paragraph (ii) and all references to the ninth floor are deleted.
                  Article 50(A)(3) - The multiplication factor shall be 15,000.
                  Article 51(A)(2) - The percentage shall be 5.17 percent and the base year shall be the New York City 1999/2000 Tax Year.

                  Article 52(A)(vii) - The Tenant's share shall be 5.17 percent.

         As used in the Prime Lease, the term "Landlord" shall refer to Landlord hereunder and the term "Tenant" shall refer to Tenant hereunder. Landlord represents to Tenant that (i) the Prime Lease is in full force and effect and has not been amended; (ii) the redacted copy of the Prime Lease presented to the Tenant is a true copy of the original, except for the deleted portions; (iii) to the best of Landlord's knowledge, neither Landlord or Tenant is in default under the Prime Lease, and no condition exists to which with the giving of notice or the passage of time, or both, would constitute a default under the Prime Lease; and (iv) to the best of Landlord's knowledge, there are no New York City Building Department violations or conditions which would give rise with the passage of time to become such violations, encumbrances or liens affecting the Demised Premises.

         (b) Tenant acknowledges that it has read and examined the Prime Lease as redacted and is fully familiar with all of the terms, covenants and conditions on the tenant's part to be performed thereunder. Tenant covenants and agrees that, except for the payment of Fixed Rent and Additional Rent (as such terms are defined in the Prime Lease), it will perform and observe all of the terms, covenants and conditions contained in the redacted Prime Lease to be performed and observed on the part of the "Tenant" thereunder during the term of this Sublease insofar as they relate to the Demised Premises, other than the redacted portions hereof, and any default by Tenant in the performance or observance of such terms, covenants and conditions of the Prime Lease shall be deemed a default under this Sublease. Tenant will and does hereby indemnify and hold Landlord harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorney's fees) based upon, or incurred on account of, any violation of such terms, covenants and conditions caused suffered or permitted by Tenant, its agents, servants, employees or invitees. Landlord hereby agrees to pay the Fixed Rent and Additional Rent, if any, when due and otherwise comply with the provisions of the Prime Lease which are not the Tenant's obligations under this Sublease. A failure of the Landlord hereunder to make any payment of fixed rent or additional rent due the Prime Landlord under the Prime Lease shall be deemed a breach hereunder, and the Tenant shall be allowed to make the appropriate payments to the Prime Landlord. If any payment made to the Prime Landlord by Tenant exceeds the payments due hereunder, Landlord shall reimburse Tenant within ten (10) business days of the demand for payment by Tenant. Tenant shall be further entitled to cure Landlord's non-monetary defaults under the Prime Lease. Landlord hereby agrees to indemnify Tenant against all cost, expenses and claims, including reasonable attorneys fees, with reference to any claims by the Manhattan Studio Architect & Design, P.C. with references to professional services provided by them to Landlord regarding either the eighth or ninth floors of the Building.

         3. Tenant shall use and occupy the Demised Premises for general executive and administrative offices in connection with Tenant's business and for no other purpose.

         4. (a) Simultaneously with the execution of this Sublease, Tenant shall deposit with Landlord the sum of $135,000.00, as security for the full and faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Sublease on Tenant's part to be performed and observed. In the event the Tenant is not in default of any of its obligations hereunder on January 1, 2003, after any applicable notice and cure periods, Tenant shall be entitled to refund of $65,000.00 of the security deposit, and one half of the accrued interest, or to replace the existing letter of credit, as hereinafter provided, with a letter of credit in the sum of $70,000.00.

                  (b) Landlord shall deposit such funds in an interest bearing account for the benefit of Tenant, with accrued interest to be retained with the security deposit for the benefit of the Tenant, provided however Landlord shall be entitled to retain one (1%) one percent of the security deposit annually as an administrative fee.

                  (c) In lieu of maintaining a cash deposit as previously described Tenant may establish and maintain during the term hereof an clean, unconditional, irrevocable letter of credit in the amount specified. The letter of credit shall be issued by a New York Clearing House Bank and shall be in a form reasonably acceptable to Landlord for a period extending thirty (30) days after the conclusion of the term hereof. Such letter of credit shall provide, among other provisions, that it shall be drawable, either in partial draws or in a single draw for the full amount, at the same time(s) and the same amount(s) as the cash deposit might be applied by Landlord pursuant to the provisions of this Article. If at any time the total of the undrawn amount(s) of the letter of credit and any cash deposits then held by Landlord shall be less than the amount specified in Article 4 (a) hereof, then Tenant shall immediately deposit with the Landlord an additional letter of credit or an additional cash deposit equal to such deficiency. Said letter shall be for successive terms of not less than one year and shall be automatically be renewed unless the issuing bank shall give Landlord notice thereof not less than thirty (30) days before the expiration of the then current term. In the event Landlord receives notice of non-renewal of the letter of credit it shall be entitled to draw and retain as a cash security deposit the entire then current balance.

                  (d) Landlord may use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default, after any applicable notice and cure periods, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry of Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security deposit, or so much thereof as shall not have been applied by Landlord as aforesaid, shall be returned to Tenant promptly after the Expiration Date (or earlier termination date) and after delivery of entire possession of the Demised Premises to Landlord. In the event of an assignment by Landlord of its interest under the Prime Lease, Landlord shall have the right to transfer the security deposit to the assignee and Landlord shall thereupon be released by Tenant from all liability for the return of such security deposit provided that the Assignee shall assume the obligation to maintain the Security Deposit in accordance with the terms and conditions of this Sublease. In such event, Tenant shall look solely to the new landlord or any subsequent transferee for the return of said security deposit. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the security deposit and that neither Landlord nor it successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         5. In the event that Tenant shall default in the full performance of any of the terms, provisions, covenants and conditions on its part to be performed under this Sublease following the notice and any applicable grace procedures in the Prime Lease, then Landlord shall have the same rights and remedies with respect to such default as are given to the Prime Landlord under the Prime Lease with respect to defaults by the "Tenant" under the Prime Lease, all with the same force and effect as though the provisions of the Prime Lease with respect to defaults and the rights and remedies under the Prime Lease in the event thereof were set forth at length herein. Notwithstanding anything to the contrary contained in the Prime Lease and without limiting the generality of the preceding sentence, if Tenant fails to surrender possession of the Demised Premises on the Expiration Date or such earlier date as this Lease may be terminated, (i) Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term and to such other rights and remedies as may be provided for in this Sublease, the Prime Lease, at law or in equity and (ii) Tenant, at Landlord's option, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to the greater of (a) two times (2x) the Fixed Rent and Additional Rent payable during the last full calendar month immediately preceding the expiration or termination of this Sublease or (b) all loss, cost, liability and expense (including actual attorneys fees and disbursements) suffered or incurred by Landlord, as a result of Tenant's occupancy of the Demised Premises after the Expiration Date and including, without limitation, damages or costs of any kind paid or payable by Landlord to Prime Landlord or any third party, with respect to the entire premises of which the Demised Premises are a part but excluding any loss caused solely by the holding over of any other subtenant or assignee in the balance of Landlord's space.

         6. (a) Tenant shall have and enjoy the same rights to have facilities and services furnished by Prime Landlord as Landlord possesses under the provisions of the Prime Lease. Landlord agrees that if at any time during the Term such facilities or services are not furnished or are improperly furnished to Tenant, then, upon receipt of written notice from Tenant specifying such failure, Landlord shall use its reasonable efforts to cause such facilities and/or services to be resumed or properly furnished or performed by Prime Landlord insofar as the same apply to or affect the Demised Premises, provided that Prime Landlord's failure to furnish and/or perform such facilities or service does not result from anything done or permitted to be done by Tenant which would excuse Prime Landlord from the furnishing or performance thereof. If Landlord shall commence litigation in order to obtain any such work, facilities, services or duties for Tenant, which litigation Tenant may join, and whether or not it so joins, Tenant shall pay all reasonable costs and expenses (including attorney's fees) incurred in connection therewith. No such litigation shall be commenced without Tenant's prior written approval. The failure of Landlord to cause any such facilities and/or services to be resumed or properly furnished or performed shall in no event (unless Prime Landlord's failure is a result of Landlord's default under the Prime Lease) excuse Tenant from the full performance of all of the terms, provisions, covenants and conditions of this Lease on the part of Tenant to be performed, including, without limitation, Tenant's obligation to pay Fixed Rent and Additional Rent. Notwithstanding the foregoing, if Landlord is entitled to an abatement of rent from the Prime Landlord due to the failure of the Prime Landlord supply facilities and/or services, then Tenant shall be entitled to a prorata abatement of Fixed and Additional Rent due hereunder.

                  (b) Notwithstanding anything, in the Prime Lease or this Sublease to the contrary, Tenant covenants and agrees that Landlord shall not be obligated to perform any services of any nature whatsoever (including, without limitation, the furnishing of heat, electrical energy, water, air cooling or air conditioning, elevator service, window washing or rubbish removal services), nor shall Landlord be obligated to make any repairs, alterations or improvements in and about the Demised Premises, other than as expressly set forth in this Sublease, or to comply with any violations of law in respect thereto, nor shall Landlord be required to restore the Demised Premises following the occurrence of a fire or other casualty, or to perform any other duty respecting the Demised Premises which Prime Landlord is required to perform under the Prime Lease, nor shall Landlord be liable to Tenant under any representation or warranty made by the Prime Landlord in the Prime Lease, it being understood, and Tenant hereby so agrees, that Tenant shall look solely to Prime Landlord, for the performance of any and all such services or work, the making of repairs, alterations or improvements, elimination or correction of violations of law, the restoration of the Demised Premises following fire or other casualty, the performance of other duties of Prime Landlord and compliance with all such representations and warranties, subject in each case to the terms of the Prime Lease and this Sublease. Landlord agrees to cooperate with Tenant, in the event that Tenant wishes to assert a claim against Prime Landlord in Tenant's name or in Landlord's name, it being understood and agreed that Tenant shall have the right to make such a claim on Landlord's behalf, provided, however that Tenant shall reimburse Landlord for any reasonable expenses Landlord may incur, and further provided, that Tenant shall submit copies of all documents regarding any claim to Landlord for its approval before sending the same to Prime Landlord. Landlord's approval will not be unreasonably withheld or delayed.

         7. Tenant has made a thorough inspection of the Demised Premises and is familiar with the condition thereof. Tenant agrees that neither Landlord nor any agent, representative or employee of Landlord has made any representations or warranties whatsoever with respect to the Demised Premises other than as contained herein. Tenant agrees to accept the Demised Premises "as is" without requiring any alterations, improvements, repairs or decorations to be made by Landlord or at Landlord's expense, either at the time possession is given to Tenant or any other time during the term of this Sublease, provided however that Landlord represents that the air conditioning units servicing the Premises will be in good working at the commencement of the lease term and prior to the commencement of the Lease Term, Landlord will supply Tenant with an ACP-5 Certificate regarding asbestos in the Premises. Tenant may not make any physical alterations to the Premises without the prior written consent of the Prime Landlord, as provided for in the Prime Lease. Tenant shall submit any request for approval to an alteration to the

Landlord, who shall immediately forward the request to the Prime Landlord. A consent by the Prime Landlord to a proposed alteration shall be deemed to be a consent by the Landlord.

         8. Notwithstanding anything to the contrary contained in the Prime Lease or this Sublease, Tenant shall not assign, mortgage or encumber this Sublease or any of its rights or interest hereunder, nor sublet the Demised Premises or any part thereof without the Landlord's prior written consent which consent may not be unreasonably withheld. Tenant shall not permit the Demised Premises or any part thereof to be used or occupied by anyone other than the officers, directors and employees of Tenant without such consent. Where required under the Prime Lease, Prime Landlord's consent shall be obtained.

         9. Any notice, demand, request, consent or other communication ("Notice") rendered or given under this Sublease shall be in writing and shall not be effective for any purpose unless delivered in person or sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  To Landlord:      Partners & Shevack
                                    Attention: Felix Yang
                                    101 West Fortieth Street
                                    New York, New York 10018

                  To Tenant:        Linkshare Corporation
                                    Attention: President
                                    215 Park Avenue South
                                    New York, New York 10003

or such other or additional address as may be assigned by either party by like Notice. Notices shall be effective upon personal delivery or deposit in a mail depository maintained by the United States Postal Service, as the case may be.

         10. No waiver by Landlord or Tenant of any breach or any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension by Landlord of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts.

         11. Landlord and Tenant each warrant and represent that it has not dealt with or through any broker, other than Newmark & Company Real Estate, Inc. and S.L. Green Leasing, Inc., in connection with this Sublease. Landlord and Tenant hereby indemnify and agree to hold the other harmless from and against any liability or expense, including, but not limited to, reasonable attorney's fees, incurred by the other because of any claim for commissions or fees in connection with this Sublease as a result of the acts of the indemnifying party, other than those payable to Newmark & Company Real Estate, Inc. and S.L. Green Leasing, Inc. Landlord agrees, upon obtaining the consent of the Prime Landlord to this Sublease, to pay Newmark &

Company Real Estate, Inc. and S.L. Green Real Leasing, Inc. its commissions and fees in accordance with separate letter agreements and to indemnify Tenant against any claims of said brokers.

         12. Upon the expiration or earlier termination of the term of this Sublease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in as good order and condition as at the commencement of the Term. Tenant will be obligated to remove any Tenant alterations only if the Landlord is required to remove the same by the Prime Landlord.

         13. In the event that the Landlord shall receive an acceptable bona fide written offer to rent the ninth floor of the building containing the Premises the Tenant shall have the right to rent the ninth floor on the same terms and conditions as are contained in the acceptable bona fide offer. Landlord shall give Tenant written notice of the receipt of the acceptable bona fide offer with a written certification of the terms contained in the written offer by an attorney duly admitted to practice in the State of New York, and Tenant shall have seven (7) days from the receipt of said notice to elect to rent the ninth floor upon said terms and conditions. Tenant must give Landlord written notice of said acceptance within the aforesaid seven (7) day period along with certified checks for the security deposit and first months rent. Tenant shall not be required to make the aforesaid election for ninety (90) days from the commencement of the sublease term.

         14. The provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and, their respective successors and assigns.

         15. This Sublease shall be governed by and construed in accordance with the laws applicable to contracts executed and wholly to be performed in the State of New York.

         16. Promptly after execution hereof, Landlord shall submit this Sublease to the Prime Landlord for its approval. Landlord shall, at its expense, use reasonable efforts to obtain that approval. This Sublease is conditioned on obtaining the written approval of the Prime Landlord of this Sublease and the delivery of possession to Tenant on or before three weeks from the date a fully executed copy of this Sublease is submitted to the Prime Landlord. Landlord shall furnish Tenant with a copy of any documentation confirming the date of submission of the executed Sublease to the Prime Landlord. Landlord shall notify Tenant of such approval, immediately upon receipt, and promptly send a copy of such approval to Tenant by facsimile. If the written consent is not received and possession provided on or before three weeks from the date a fully executed copy of this Sublease is submitted to the Prime Landlord, Landlord shall promptly return the first month's Fixed Rent and Security Deposit to Tenant and this Sublease shall be null and void. The consent shall contain an acknowledgment by the Prime Landlord that the use by Tenant of the Premises as general executive and administrative offices for an internet company is not a violation of the use clause of the Prime Lease. Tenant represents and warrants that it is not a governmental body, or a subsidiary or agency of a governmental body, and no right or privilege to claim sovereign immunity. Tenant acknowledges that the foregoing representation and warranty is a material inducement to Landlord entering into this Sublease and Landlord is relying on said representation and warranty.

         17. This Sublease contains the entire agreement between the parties with respect to the matters set forth herein and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which expressly refers to this Sublease, is executed by the party against whom enforcement of the change, modification, termination, discharge or waiver is sought and is permissible under the Prime Lease.

         18. Submission by the Landlord of this Sublease for execution by the Tenant shall confer no rights, nor impose any obligations on either Landlord or Tenant unless and until both Landlord and Tenant have executed the Sublease and executed originals thereof shall have been delivered to the respective parties.

         19. In the event of a default under any underlying lease of all or any portion of the Demised Premises hereby which results in the termination of such lease, the Tenant hereunder shall, at the option of the lessor under such lease, attorn to and recognize such lessor as Landlord hereunder and shall, promptly upon such lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The Tenant hereunder hereby waives all rights under present or future law to elect, by reason of the termination of such underlying lease, to terminate this Sublease or surrender possession of the Demised Premises.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Sublease as of the day and year first above written.

                              WOLF SHEVACK, INC. d/b/a
                              Partners & Shevack



                              By:
                                 ----------------------------------------------

                              As its:
                                     ------------------------------------------



                              LINKSHARE CORPORATION



                              By:
                                 ----------------------------------------------

                              As its:
                                     ------------------------------------------


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